EXHIBIT 10.10

                      ASSIGNMENT OF CONTRACTS AND LICENSES

     H2 ERA, Inc., a California corporation with principal offices at 1250 West Hastings Street, Vancouver, British Columbia V6E2M4 ("H2 ERA"), Cell Power, Inc, a New Hampshire corporation with principal offices at 1006 Fourth Street, Top Floor, Sacramento, California 95814 ("Cell Power") and Plugless Power Corporation, a New Hampshire corporation with principal offices at 1006 Fourth Street, Top Floor, Sacramento, California 95814 ("PPC") enter into this Assignment of Contracts and Licenses ("Assignment") effective as of this ____ day of November, 2001 and agree as follows:

     1. Background and Purpose.

          1.1 Cell Power has entered into the following agreements with Anuvu Incorporated ("Anuvu")(collectively "Cell Power Agreements"):

               (a) Licensing Agreement dated effective September 14, 2000;

               (b) Exclusive Purchase and License Agreement for Fuel Cell Production Facility dated effective January 15, 2001;

               (c) Joint Venture Agreement for Anuvu/Cell Power, a New Hampshire Joint Venture dated effective January 15, 2001.

          1.2. PPC has entered into a Royalty Agreement with Anuvu dated effective September 14, 2000 (the "Royalty Agreement").

          1.3 Cell Power desires to assign all of its rights, title and interests in the Cell Power Agreements to H2 ERA.

          1.4 PPC desires to assign all of its rights, title and interests in the Royalty Agreement to H2 ERA.

          1.5 Concurrently with the execution of this License, H2 ERA, Cell Power, PPC, Anuvu, Whistler, Inc., a Delaware corporation ("Whistler") and certain other individuals shall enter into a Settlement Agreement ("Settlement Agreement").

          1.6. The transactions under this License and the execution of the Settlement Agreement are expressly conditioned upon each other.

     2. Assignment of Cell Power Agreements. In consideration of the stock transfer described in Section 5, Cell Power does hereby assign, transfer, set over and deliver to H2 ERA all of Cell Power's right, title and interest in the Cell Power Agreements.

     3. Assignment of Royalty Agreement. In consideration of the stock transfer described in Section 5, PPC does hereby assign, transfer, set over and deliver to H2 ERA all of Cell Power's right, title and interest in the Royalty Agreement.

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     4. Assumption by H2 ERA. By accepting this Assignment and by its execution hereof, H2 ERA assumes the performance of, and agrees to perform and discharge, all the duties and obligations to be performed or discharged from and after the date hereof.

     5. Closing. The assignment of the Cell Power Agreements and the Royalty Agreement will occur on or before November __, 2001, or on such other date as the parties may agree, which date, however determined, is designated the "Closing Date." At the closing:

               (a) Cell Power and PPC shall deliver to H2 ERA this Assignment;

               (b) Upon receipt of the fully executed Assignment, H2 ERA shall deliver to Cell Power 450,000 shares of common stock in Whistler;

               (c) Approvals of the board of directors and shareholders of both Cell Power and PPC to the Assignment; and

               (d) Each party shall deliver to the other all other documents and instruments reasonably necessary to carry out the terms and provisions of this Assignment.

     6. Representations, Warranties And Covenants. H2 ERA acknowledges, represents, warrants and covenants as follows:

               (a) E2ERA is the owner of the Whistler shares and owns such shares free and clear of all claims, charges, liens, encumbrances, pledges, security agreements or rights of others of any nature, description or kind whatsoever; and

               (b) that it has all requisite power, authority and capacity to execute, deliver and comply with the terms of this Assignment. The execution and delivery of this Assignment has been duly and validly authorized by the Board of Directors of H2 ERA. This Assignment has been duly and validly executed and delivered by H2 ERA and, assuming this Assignment has been duly and validly authorized, executed and delivered by Cell Power and PPC, this Assignment constitutes a valid and binding agreement of H2 ERA, enforceable against it in accordance with its terms.

     7. Representations And Warranties By Cell Power and PPC. Each of Cell Power and PPC acknowledges, represents, warrants and covenants that each has the authority and legal capacity to enter into this Assignment without obtaining approvals of any other party or person, except for their respective Boards of Directors and shareholders, which each have obtained by the Closing Date. This Assignment has been duly and validly executed and delivered by both Cell Power and PPC and, assuming this Assignment has been duly and validly authorized, executed and delivered by H2 ERA, this Assignment constitutes a valid and binding agreement of both Cell Power and PPC, enforceable against each of them in accordance with its terms. Neither the execution and delivery of this Assignment nor the consummation by Cell Power and PPC of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which either Cell Power or PPC is party or by which they are bound. Neither Cell Power nor PPC is a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Assignment by either Cell Power or PPC or the transfer, conveyance and sale of the Cell Power Agreements or Royalty Agreement pursuant to the terms hereof.

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     8. Conditions to Closings. The obligations of the parties to assign the
Cell Power Agreement and Royalty Agreement and to transfer the Whistler shares shall be subject to the fulfillment or waiver of the following conditions:

               (a) the Settlement Agreement shall have been executed and delivered by the parties thereto; and

               (b) all representations and warranties of the parties hereto contained in this Assignment shall be true and correct when made and shall be true and correct in all material respects at and as of the time of the closing as if such representations and warranties were made at and as of such closing date.

     9. Indemnification by H2 ERA. H2 ERA agrees to indemnify and hold Cell Power, PPC and their agents and representatives harmless from and against all damages, losses, costs and expenses (including attorneys' fees) which may incur by reason of the failure of H2 ERA to fulfill any of the terms and conditions of this Assignment, or by reason of any misrepresentation or breach of any representation, warranty or covenant made by H2 ERA herein. H2 ERA further agrees that the provisions of this Section 9 shall survive the dissolution of H2 ERA.

     10. Indemnification By Cell Power and PPC. Each of Cell Power and PPC agree to indemnify and hold H2 ERA and its agents and representatives harmless from and against all damages, losses, costs and expenses (including attorneys' fees) which they may incur by reason of the failure of either Cell Power or PPC to fulfill any of the terms and conditions of this Assignment, or by reason of any misrepresentation or breach of any representation, warranty or covenant made by either Cell Power or PPC herein. Cell Power and PPC further agree that the provisions of this Section 10 shall survive (i) the sale, transfer or any attempted sale or transfer of all or a portion of the Whistler shares, and (ii) the dissolution of either Cell Power or PPC.

     11. Miscellaneous.

          11.1 Notices. Notices required or permitted to be given hereunder shall be in writing and shall be effective upon receipt and may be delivered by telecopy, overnight delivery service, personal delivery or registered mail, return receipt requested, addressed to the other party at the address of such party set forth in this Assignment, as amended from time to time, or to such other address furnished by notice given in accordance with this paragraph.

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          11.2 Termination. Each party agrees, that except as provided in this
Assignment, such party may not cancel, terminate or revoke this owns the Shares free and clear of all claims, charges, liens, encumbrances, pledges, security agreements or rights of others of any nature, description or kind whatsoever Assignment or any agreement of such party made hereunder and that this Assignment shall survive the dissolution of such party and shall be binding upon such party's heirs, executors, administrators, successors and assigns, who shall execute a substantially similar agreement.

          11.3 Entire Agreement. This Assignment and the documents referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

          11.4 Governing Law. This Assignment shall be enforced, governed and construed in all respects in accordance with the laws of the State of California without giving effect to conflicts of laws provisions. The parties hereby agree that any suit, action or proceeding with respect to this Assignment, any amendments or any replacements hereof, and any transactions relating hereto shall be brought in the courts of, or the Federal courts in, the State of California, County of Sacramento, and the undersigned hereby irrevocably consent and submit to the jurisdiction of such courts for the purposes of any such suit, action or proceeding. The undersigned hereby waive, and agree not to assert against the other or any assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (a) any claim that the party is not personally subject to the jurisdiction of the above-named courts or that the party's property is exempt or immune from set off, execution or attachment, either prior to judgment or in execution thereof, and (b) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of suit, action or proceeding is improper or that this Assignment or any amendments or any replacements hereof may not be enforced in or by such courts. Venue for such actions as set forth above is intended to be exclusive.

          11.5 Amendment and Waivers. Any term of this Assignment may be amended and observance of any term of this Assignment may be waived (either generally or in a particular instance and either retroactively or prospectively) when evidenced by a writing executed by the parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to this Assignment.

          11.6 Severability. If one or more provisions of this Assignment are held to be unenforceable under applicable law, such provision shall be excluded from this Assignment and the balance of the Assignment shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

          11.7 Legends. Cell Power and PPC acknowledge that substantially the following legend will appear on the certificates representing the Whistler shares:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS PROVIDED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO AN AVAILABLE EXEMPTION.

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H2 ERA                                    Cell Power, Inc.



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By:                                       By:
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Title:                                    Title:
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                                          Plugless Power Corporation


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                                          By:
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                                          Title:
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                                  Schedule "A"


              Assets Assigned to Whistler, Inc. by 618039 B.C. Ltd.

1.)  Letter of Intent to with Anuvu, Inc. and 618039 B.C. Ltd.

2.) USD 200,000 paid to Anuvu, Inc. by 618039 B.C. Ltd. as per the letter of Intent

3.) USD 16,000 paid to Mike Jenks by 618039 B.C. Ltd. for 42% of interests held by Cell Power and Plugless Power.